UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 1 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2001
SRFG, INC. (Exact name of registrant as specified in charter)

Illinois (State of Organization)	0-24776 (Commission File Number)	Not Applicable (IRS Employer Identification No.)
3711 Kennett Pike Greenville, DE (Address of principal executive offices)		19807 (Zip Code)
Registrant's Telephone Number, including area code: (302)434-3176

Item 5. Other Events

Effective as of February 28, 2001, SRFG, Inc. ("SRFG") caused approximately $100 million in Principal Receivables to be removed from Sears Credit Account Master Trust II (the "Trust") pursuant to Section 2.09 of the Pooling and Servicing Agreement dated as of July 31, 1994, as amended, among SRFG (formerly Sears Receivables Financing Group, Inc.) as Seller, Sears, Roebuck and Co. as Servicer and Bank One, National Association as Trustee (formerly The First National Bank of Chicago) (the "Pooling and Servicing Agreement"), reducing the Seller Interest by a corresponding amount.

(Capitalized terms used herein without definition have the meanings given to them in the Pooling and Servicing Agreement.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SRFG, INC.

By: /s/George F. Slook

George Slook

President

Date: March 5, 2001